As filed with the Securities and Exchange Commission on March 21, 2025

Registration No.

333-284991

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SATELLOGIC INC.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands*	6770	Not Applicable
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ruta 8 Km 17,500, Edificio 300

Oficina 324 Zonamerica

Montevideo, 91600, Uruguay

00-598-25182302

(Address, including zip code, and telephone number, including area code, of Registrant’ s principal executive offices)

Rick Dunn

Satellogic Inc.

Chief Financial Officer

210 Delburg Street

Davidson, NC 28036

(704) 894-4482

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Zachary Davis
King & Spalding LLP
1180 Peachtree Street, NE
Suite 1600
Atlanta, GA 30309
(404) 572-4600

Approximate date of commencement of proposed sale to the public: The domestication described herein will be effective on, or as soon as practicable after, the date that this registration statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†    The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

*    This prospectus will not be filed with the British Virgin Islands Registrar of Corporate Affairs. Neither the British Virgin Islands Financial Services Commission nor the British Virgin Islands Registrar of Corporate Affairs accepts any responsibility for Satellogic Delaware’s financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Satellogic Inc. is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form F-4 (333-284991), originally filed on February 14, 2025 (the “Registration Statement”), as an exhibit-only filing solely to file updated auditor consents filed as Exhibits 15.1 and 15.2, respectively, to this Registration Statement. This Amendment consists only of the revised cover page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibits being filed with this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers And Directors

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of officers and directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for directors, under Section 174 of the DGCL, (d) for any transaction from which the director or officer derived an improper personal benefit or (e) for officers, in any action by or in the right of the Corporation.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The new Satellogic Delaware certificate of incorporation provides that no director or officer of Satellogic Delaware shall be liable to Satellogic Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director (including with regard to any actions taken or omitted as a director or officer of Satellogic BVI, whether taken or omitted prior to the Effective Time, in connection with the discontinuance of Satellogic BVI in the BVI or the continuance of Satellogic BVI in the State of Delaware or otherwise) except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. This provision in the certificate of incorporation does not eliminate the directors’ and officers’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director and officer will be subject to liability (a) for breach of the director’s or officer’s duty of loyalty to Satellogic Delaware, (b) for acts or omissions not in good faith or involving intentional misconduct or, knowing violations of law, (c) for directors, under Section 174 of the DGCL, (d) for actions leading to improper personal benefit to the director or officer, and (e) for officers, in any action by or in the right of Satellogic Delaware.  The provision also does not affect a director’s or officer’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The new Satellogic Delaware bylaws also provide that Satellogic Delaware shall indemnify its officers, directors and employees to the fullest extent possible except as prohibited by the DGCL. For purposes of the indemnification described in this paragraph, references to Satellogic Delaware include Satellogic Inc. as incorporated under BVI law prior to the continuance of its existence under Delaware law as Satellogic Delaware. Satellogic Delaware will remain obligated on any indemnification obligations of Satellogic BVI arising prior to the Domestication.

Item 21. Exhibits And Financial Statement Schedules

(a)	Exhibits. The following exhibits are filed as part of this prospectus:

EXHIBIT INDEX
Exhibit No.	Description
1.1**

Amended and Restated Memorandum of Association and Articles of Association of Satellogic Inc. dated March 8, 2023 (incorporated by reference to Exhibit 1.1 to our Annual Report on Form 20-F filed on April 27, 2023).

2.1**

Agreement and Plan of Merger, dated as of July 5, 2021, by and among CF Acquisition Corp. V, Satellogic Inc., Ganymede Merger Sub 2 Inc., Ganymede Merger Sub 1 Inc. and Nettar Group Inc. (incorporated by reference to Exhibit 2.1 to the Report on Form F-4 filed on August 12, 2021 (file no. 333-258764)).

2.2**	Specimen Class A ordinary share certificate of Satellogic Inc. (incorporated by reference to Exhibit 4.1 to the Report on Form F-4 filed October 19, 2021 (file no. 333-258764)).
2.3**	Specimen Class B ordinary share certificate of Satellogic Inc. (incorporated by reference to Exhibit 4.2 to the Report on Form F-4 filed October 19, 2021 (file no. 333-258764)).
2.4**	Specimen warrant certificate of Satellogic Inc. (incorporated by reference to Exhibit 4.3 to the Report on Form F-4 filed October 19, 2021 (file no. 333-258764)).
2.5**

Warrant Agreement, dated January 28, 2021, by and between CF Acquisition Corp. V and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of CF Acquisition Corp. V’s Current Report on Form 8-K filed February 3, 2021).

2.6**

Warrant Assumption Agreement among CF Acquisition Corp. V, Satellogic Inc. and Continental Stock Transfer & Trust Company, as Warrant agent, dated as of January 25, 2022 (incorporated by reference to Exhibit 2.6 to the Shell Company Report on Form 20-F filed on January 27, 2022).

3.1**

Form of New Certificate of Incorporation of Satellogic, Inc. (included as Appendix B to the prospectus included in the Registration Statement on Form F-4 filed on February 14, 2025 (file no. 333-284991)).

3.2**	Form of New Bylaws of Satellogic, Inc. (included as Appendix C to the prospectus included in the Registration Statement on Form F-4 filed on February 14, 2025 (file no. 333-284991).
4.1**	Form of Secured Convertible Notes (incorporated by reference to Exhibit 4.1 to the Report on Form 6-K filed April 12, 2024).
5.1**	Opinion of King & Spalding LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form F-4 filed on February 14, 2025 (file no. 333-284991)).
8.1**	Tax Opinion of King & Spalding LLP (incorporated by reference to Exhibit 8.1 to the Registration Statement on Form F-4 filed on February 14, 2025 (file no. 333-284991)).
10.1**

Amended and Restated Forward Purchase Contract, dated as of July 5, 2021, by and among CF Acquisition Corp. V, Satellogic Inc. and CFAC Holdings V, LLC (incorporated by reference to Exhibit 10.6 to the Report on Form F-4 filed August 12, 2021 (file no. 333-258764)).

10.2 ##**

Amended and Restated Service and Cooperation Agreement, dated June 22, 2021, by and between Zhong Ke Guang Qi Space Information Technology Co., Ltd. and Urugus S.A. (incorporated by reference to Exhibit 10.7 to the Report on Form F-4 filed June 24, 2021 (file no. 333-258764)).

10.3**

Credit Agreement, dated as of April 29, 2020, between JPMorgan Chase Bank, N.A. and Satellogic USA Inc. (incorporated by reference to Exhibit 10.8 to the Report on Form F-4 filed August 12, 2021 (file no. 333-258764)).

10.4**

Employment Agreement, dated March 1, 2020, by and between Nettar Group Inc. (d/b/a Satellogic) and Emiliano Kargieman (incorporated by reference to Exhibit 10.9 to the Report on Form F-4 filed October 19, 2021 (file no. 333-258764)).

10.5**

Warrants, dated as of March 8, 2021, between Nettar Group Inc. and Columbia River Investment Limited (incorporated by reference to Exhibit 10.10 to the Report on Form F-4 filed October 19, 2021 (file no. 333-258764)).

10.6**

Side Letter Agreement, dated April 5, 2021 between Nettar Group Inc. and Hannover Holdings S.A. (incorporated by reference to Exhibit 10.11 to the Report on Form F-4 filed November 10, 2021 (file no. 333-258764)).

10.7**

Loan and Security Agreement, dated as of March 8, 2021, by and among Columbia River Investment Limited and Nettar Group Inc. (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K filed on December 10, 2021).

10.8**

Amendment to Loan and Security Agreement, dated as of December 7, 2021, by and among Columbia River Investment Limited and Nettar Group Inc. (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K filed on December 10, 2021).

10.9**

Escrow Agreement, dated as of January 25, 2022, by and between CF Acquisition Corp. V and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.9 to the Shell Company Report on Form 20-F filed on January 27, 2022).

10.10**	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-4 filed on August 12, 2021 (file no. 333-258764)).

10.11**

Subscription Agreement, dated as of January 18, 2022 by and among CF Acquisition Corp. V, Satellogic Inc., and Liberty Strategic Capital (SATL) Holdings, LLC (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K filed on January 18, 2022 (file no. 333-258764)).

10.12**

Letter Agreement, dated as of January 18, 2022 by and among Satellogic Inc., Liberty Strategic Capital (SATL) Holdings, LLC and CFAC Holdings V, LLC (incorporated by reference to Exhibit 99.3 to the Report on Form 6-K filed on January 18, 2022 (file no. 333-258764)).

10.13**

Amended and Restated Letter Agreement, dated as of February 10, 2022 by and among Satellogic Inc., Liberty Strategic Capital (SATL) Holdings, LLC and CFAC Holdings V, LLC (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form F-1 filed on February 14, 2022 (file no. 333-262699)).

10.14**	2021 Incentive Compensation Plan (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form F-1 filed on February 14, 2022 (file no. 333-262699)).
10.15**

Warrant Agreement, dated February 10, 2022, by and between Satellogic Inc. and Continental Stock Transfer & Trust Company, as warrant agent for the warrants exercisable at $10.00 per Class A Ordinary Share and $15.00 per Class A Ordinary Share (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form F-1 filed on February 14, 2022 (file no. 333-262699)).

10.16**

Warrant Agreement, dated February 10, 2022, by and between Satellogic Inc. and Continental Stock Transfer & Trust Company, as warrant agents for the warrants exercisable at $10.00 per Class A Ordinary Share (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form F-1 filed on February 14, 2022 (file no. 333-262699)).

10.17**

Warrant Agreement, dated January 15, 2022, by and between Satellogic Inc. and Continental Stock Transfer & Trust Company, as warrant agent for warrants exercisable at $20.00 per Class A Ordinary Share (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form F-1 filed on February 14, 2022 (file no. 333-262699)).

10.18**	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.18 to our Annual Report on Form 20-F filed on April 27, 2023).
10.19**	Form of Note Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K filed on April 12, 2024 (file no. 001-41247).
10.20**	Form of Side Letter (incorporated by reference to Exhibit 10.2 to the Report on Form 6-K filed on April 12, 2024 (file no. 001-41247).
10.21**	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Report on Form 6-K filed on April 12, 2024 (file no. 001-41247).
10.22**

Share Purchase Agreement, dated December 8, 2024, by and between Satellogic Inc. and the purchaser set forth therein (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K filed on December 10, 2024).

10.23**

Amended and Restated Sales Agreement, dated February 12, 2025 by and among Satellogic Inc., Cantor Fitzgerald & Co. and Northland Securities, Inc. (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K filed on February 13, 2025).

15.1*	Consent of Ernst & Young LLP
15.2*	Consent of Pistrelli, Henry Martin y Asociados S.A.
15.3**	Consent of King & Spalding LLP (incorporated by reference to Exhibit 15.3 to the Registration Statement on Form F-4 filed on February 14, 2025 (file no. 333-284991)).
21.1**	List of Significant Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form F-4 filed on February 14, 2025 (file no. 333-284991)).
107**	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statement on Form F-4 filed on February 14, 2025 (file no. 333-284991)).

*	Filed herewith.
**	Previously filed.
#

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

The registrants hereby agree to furnish supplementally to the SEC, upon request, a copy of any omitted schedule to any of the agreements contained herein.

(b) No schedules have been included because the information required to be set forth therein is not applicable.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, the registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)    The undersigned registrant hereby undertakes to supply, by means of a post-effective amendment, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, if a primary offering of securities of the undersigned registrant is deemed to occur pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, and if the securities are deemed to be offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Davidson, State of North Carolina, on March 21, 2025.

SATELLOGIC INC. By: /s/ Emiliano Kargieman Name: Emiliano Kargieman Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven Mnuchin	Chairman of the Board	March 21, 2025
Steven Mnuchin
/s/ General Joseph F. Dunford Jr.	Director	March 21, 2025
General Joseph F. Dunford Jr.
/s/ Kelly Kennedy	Director	March 21, 2025
Kelly Kennedy
/s/ Tom Killalea	Director	March 21, 2025
Tom Killalea
/s/ Marcos Galperin	Director	March 21, 2025
Marcos Galperin
/s/ Ted Wang	Director	March 21, 2025
Ted Wang
/s/ Miguel Gutiérrez	Director	March 21, 2025
Miguel Gutiérrez
/s/ Emiliano Kargieman	Chief Executive Officer and Director	March 21, 2025
Emiliano Kargieman	(principal executive officer)
/s/ Rick Dunn	Chief Financial Officer	March 21, 2025
Rick Dunn	(principal accounting officer)